UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 1, 2010

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-03492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East Houston, Texas	77032
(Address of Principal Executive Offices)	(Zip Code)

(281) 871-2699
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 7.01.  Regulation FD Disclosure.

On June 1, 2010, registrant issued a press release entitled “Halliburton to Provide Update on Gulf of Mexico Operations”.

The text of the press release is as follows:

HALLIBURTON TO PROVIDE UPDATE ON GULF OF MEXICO OPERATIONS

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that it will provide an update on Gulf of Mexico operations during a conference call hosted by Credit Suisse on Wednesday, June 2, 2010, at 10:00 a.m. Central Time, 11:00 a.m. Eastern Time.

Interested parties may participate in the conference call by dialing (866) 327-2267 within North America or (706) 758-9648 outside North America, approximately 15 minutes prior to the call’s start time and providing the conference ID 79553748.  A replay of the conference call will be available through June 16 and may be accessed by telephone at (800) 642-1687 or (706) 645-9291 using the conference ID 79553748.

Founded in 1919, Halliburton is one of the world’s largest providers of products and services to the energy industry.  With more than 50,000 employees in approximately 70 countries, the company serves the upstream oil and gas industry throughout the lifecycle of the reservoir – from locating hydrocarbons and managing geological data, to drilling and formation evaluation, well construction and completion, and optimizing production through the life of the field. Visit the company’s Web site at www.halliburton.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: June 1, 2010	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Assistant Secretary